UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 13, 2009
WYNDSTORM CORPORATION
(Exact name of registrant as specified in its charter)
Nevada	0-19705	13-3469932
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2236 Cathedral Avenue, Washington, D.C.		20008
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(202) 491 4550

(Former name or former address, if changed since last report.)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2009, Richard Rose resigned as Chief Financial Officer of Wyndstorm Corporation (the “Company”). Mr. Rose’s resignation was a personal decision and was not the result of any disagreement with the Company on any matters relating to the Company's operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNDSTORM CORPORATION
(Registrant)
Date	April 13, 2009	/s/ Thomas Kerns McKnight
(Signature) Name: Thomas Kerns McKnight Title: Secretary, Treasurer, and General Counsel